UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 31, 2018

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

As previously disclosed, on August 22, 2016, the State of Baja California, Mexico (the “State”) signed a public-private partnership contract (the “APP Contract”) with Aguas de Rosarito S.A.P.I. de C.V. (“AdR”), a special purpose vehicle owned by N.S.C. Agua, S.A. de C.V. (“NSC”) and Consolidated Water U.S. Holdings, Inc. (“CW-Holdings”), for the design, construction, financing, and operation of a seawater desalination plant in Playas de Rosarito, Baja California, Mexico. Consolidated Water Co. Ltd. (the “Company”) owns 99.9% of the equity in NSC and 100% of the equity in CW-Holdings. Although the Company, through NSC and CW-Holdings, currently owns 100% of the equity in AdR, it is anticipated that following future equity raises NSC will ultimately own between 25% and 35% of the equity in AdR.

The APP Contract was executed between AdR, the State Water Commission of Baja California (“CEA”), the Government of Baja California represented by the Secretary of Planning and Finance, and the Public Utilities Commission of Tijuana. The APP Contract requires AdR to design, construct, finance and operate a seawater desalination plant (and accompanying aqueducts) with a capacity of up to 100 million gallons per day in two phases (collectively referred to as the “Project”). The first phase of the Project consists of a plant with a capacity of 50 million gallons per day and an aqueduct to the Mexican potable water system in Tijuana, Baja California. The second phase of the Project consists of additional plant capacity of 50 million gallons per day and an aqueduct to a second delivery point in Tijuana. The first phase must be operational within 36 months of commencing construction, and the second phase must be operational by January 2025, subject to certain conditions precedent. The APP Contract further requires AdR to operate and maintain the plant and aqueducts for a period of 37 years starting from the commencement of operation of the first phase. At the end of the operating period, the plant and aqueducts will be transferred to CEA.

Despite its execution, the APP Contract does not become effective until certain conditions are met, including the State establishing and registering various payment trusts, guaranties and bank credit lines for specific use by the Project.

In December 2016, the State’s Congress passed Decreto #57 which, among other things, ratified and authorized the payment obligations of the corresponding public entities under the APP Contract, and authorized the corresponding public entities to obtain a credit agreement to guarantee their payment obligations. During 2017, following consultations between representatives of the State and the Ministry of Finance of the Federal Government of Mexico, it was determined that certain amendments to Decreto #57 were required to comply with recent changes to the Federal Financial Discipline Law for Federative Entities and Municipalities (the “Financial Discipline Law”). The amendments were included in Decreto #168, which was approved by the State’s Congress in December 2017.

On December 31, 2018, the authorization for the execution of the credit agreement to guarantee the payment obligations of the public entities under the APP Contract expired pursuant to the Financial Discipline Law and the terms of Decreto #57, as amended by Decreto #168. If the Project is to proceed, another amendment of Decreto #57, as amended by Decreto #168, will be required to extend the authorization for the execution of such credit agreement. While the Company has been informed by officials of the State that they will seek the required amendment of Decreto #57, as amended by Decreto #168, the Company cannot make any assurances that the required amendment will be passed.

Also, as previously reported, in February 2018, AdR executed a subscription agreement (the “Agreement”) for the equity funding required for the Project. The Agreement calls for NSC to retain a minimum of 25% of the equity in AdR. One or more affiliates of Greenfield SPV VII, S.A.P.I. de C.V. (“Greenfield”), a Mexico company managed by an affiliate of a leading U.S. asset manager, will acquire a minimum of 55% of the equity of AdR. The Agreement also provides Suez Medio Ambiente México, S.A. de C.V. (“Suez”), a subsidiary of SUEZ International, S.A.S., with the option to purchase 20% of the equity of AdR. If Suez does not exercise this option, NSC will retain 35% of the equity of AdR and Greenfield will acquire 65% of the equity of AdR. The Agreement will become effective when certain conditions related to the Project are met, including the State establishing and registering various payment trusts, guaranties and bank credit lines for specific use by the Project. In order to allow for additional time for the conditions related to the Project to be satisfied, NSC, Greenfield and Suez have agreed to extend the time for the satisfaction of the conditions to June 30, 2019.

If AdR is ultimately unable to proceed with the Project due to a failure by the State’s Congress to pass the amendment of Decreto #57, as amended by Decreto #168, to extend the authorization for the execution of the credit agreement guaranteeing payment obligations of the public entities under the APP Contract, or for any other reason, the land NSC has purchased and the right of way deposits secured may lose their strategic importance derived from their association with the Project and consequently may decline in value. If AdR does not proceed with the Project, NSC may ultimately be unable to sell this land or recoup the right of way deposits for amounts at least equal to their carrying values, which as of September 30, 2018 were approximately $20.6 million and $3.0 million, respectively. Any loss on the sale of the land, or impairment losses NSC may be required to record as a result of a decrease in the (i) fair value of the land; or (ii) value of the rights of way arising from the inability to complete the Project, could have a material adverse impact on the Company’s financial condition and results of operations.

A copy of the Company’s press release is provided as Exhibit 99.1 to this report.

Note about forward-looking statements. Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, changes in the Company’s relationship with the government of the State, the outcome of any attempt to have the State’s Congress pass the required amendment of Decreto #57, as amended by Decreto #168, the Company’s ability to finance, construct and operate the Project profitably, the Company’s ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

99.1	Press release issued by the Company on January 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: January 7, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on January 7, 2019.